UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 24, 2022

Ontrak, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Paseo Verde Parkway, Suite 280, Henderson, NV 89052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (310) 444-4300

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OTRK	The NASDAQ Global Market
9.50% Series A Cumulative Perpetual Preferred Stock, $0.0001 par value	OTRKP	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

On June 24, 2022, Chief Executive Officer Jonathan Mayhew gave notice of his resignation. His resignation will be effective August 12, 2022.

On June 27, 2022, the Board of Directors (the “Board”) of Ontrak, Inc. (the “Company”) appointed Terren S. Peizer, age 62, the Company’s current Executive Chairman, as Chief Executive Officer of the Company, effective August 12, 2022. Mr. Peizer was not appointed as the Company’s Chief Executive Officer pursuant to any arrangement or understanding with any other person, and Mr. Peizer has no family relationships with any current director, director nominee, or executive officer of the Company. Mr. Peizer’s biographical information is contained in the Company’s Form 10-K filed with the Securities and Exchange Commission on April 15, 2022 (the “Form 10-K”). The Company and an affiliate of Mr. Peizer are party to a Master Note Purchase Agreement, also known as “Keep Well Agreement,” the terms of which are described in the Form 10-K.

Appointment of Brandon H. LaVerne as Co-President and Chief Operating Officer

On June 27, 2022, the Board appointed Brandon H. LaVerne, age 50, as Co-President and Chief Operating Officer of the Company, effective immediately. Mr. LaVerne has served as the Company’s Chief Financial Officer from March 2020 until the date of his promotion, at which time the office of Chief Financial Officer was transitioned to James J. Park (see discussion below). Mr. LaVerne’s biographical information is contained in the Company’s Form 10-K. Mr. LaVerne was not appointed as the Company’s Co-President and Chief Operating Officer pursuant to any arrangement or understanding with any other person, and Mr. LaVerne has no family relationships with any current director, director nominee, or executive officer of the Company.

Appointment of Mary Louise Osborne as Co-President

On June 27, 2022, the Board appointed Mary Louise Osborne, age 61, as Co-President of the Company, effective immediately. Ms. Osborne will continue to serve as the Company’s Chief Customer Officer, a position she has held since August 2021. Ms. Osborne’s biographical information is contained in the Company’s Form 10-K. Ms. Osborne was not appointed as the Company’s Co-President pursuant to any arrangement or understanding with any other person, and Ms. Osborne has no family relationships with any current director, director nominee, or executive officer of the Company.

Appointment of James J. Park as Chief Financial Officer

On June 27, 2022, the Board appointed James J. Park, age 45, as Chief Financial Officer of the Company, effective immediately. Mr. Park replaces Brandon H. LaVerne as the Company’s Chief Financial Officer. Mr. Park will continue to serve as the Company’s Chief Accounting Officer, a position he has held since September 2019. Mr. Park’s biographical information is contained in the Company’s Form 10-K. Mr. Park was not appointed as the Company’s Chief Financial Officer pursuant to any arrangement or understanding with any other person, and Mr. Park has no family relationships with any current director, director nominee, or executive officer of the Company.

Item 7.01 Regulation FD Disclosure.

On June 28, 2022, the Company issued a press release announcing the resignation of Jonathan Mayhew, the appointment of Terren S. Peizer as Chief Executive Officer following Mr. Mayhew’s departure, the appointment of Brandon H. LaVerne as Co-President and Chief Operating Officer, the appointment of Mary Louise Osborne as Co-President, and the appointment of James J. Park as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated June 28, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ontrak, Inc.

Date: June 28, 2022	By:	/s/ Brandon H. LaVerne
	Name:	Brandon H. LaVerne
	Title:	Co-President and Chief Operating Officer

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